Exhibit 7.B.

[SUTHERLAND ASBILL & BRENNAN LLP]

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus included in Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 for Southland Separate Account L1 (File No. 333-46294). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:/s/ Kimberly J. Smith
      Kimberly J. Smith

Washington, D.C.
December 13, 2000